Exhibit 31.



CERTIFICATION





I, Kristin Curtis, certify that:

1. I have reviewed this December 31, 2004 quarterly report on Form 10-QSB of Nevada Classic Thoroughbreds, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4. The other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant.

Date: February 14, 2005




                               By:  /s/Kristin Curtis
                               ----------------------------------
                               Kristin Curtis
                               Chief Accounting Officer